Exhibit 10.1

MITESCO Board of Directors

RE: LETTER OF RESIGNATION

DATED JANUARY 11, 2026

Please find this as my formal notice that I am resigning as a Director of Mitesco, Inc. effective

March 31st. I have no disagreements with the Company regarding any matters. I appreciate the opportunity to have contributed to the efforts of the Company and simply must allocate my time to my current business matters. Should you have any questions or like to discuss any matters I stand ready to assist as time allows.

Signed,

Jim Clifton

176 W. Commons Drive

Saint Simons Island, GA 31522